UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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Lighting Science Group Corporation
(Name of Registrant as Specified in Its Charter)
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Lighting Science Group Corporation
Notice of 2008
Annual Meeting
of Stockholders
and Proxy Statement
      Please Complete, Sign, Date
And Return Your Proxy Promptly
Thursday, October 2, 2008
1:30 p.m.
120 Hancock Lane
Westampton, New Jersey 08060

Lighting Science Group Corporation
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
(214) 382-3630
September 17, 2008
Dear Lighting Science Group Corporation Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation. The meeting will be held at 1:30 p.m. on Thursday, October 2, 2008, at Lighting Science Group’s New Jersey location, 120 Hancock Lane, Westampton, New Jersey 08060. Your Board of Directors and management look forward to greeting those of you able to attend in person.
     •      You will find enclosed a Notice of Annual Meeting of Stockholders that identifies the proposals for your action.
     •      At the meeting we will present a report on Lighting Science Group’s 2007 business results and on other matters of current interest to you.
     •      You will find enclosed the 2007 Annual Report on Form 10-K to stockholders of Lighting Science Group.
     The Board of Directors appreciates and encourages stockholder participation in Lighting Science Group’s affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.
     On behalf of the Board of Directors, thank you for your cooperation and continued support.
Sincerely,
/s/ Govi Rao
Govi Rao
Chairman and Chief Executive Officer

LIGHTING SCIENCE GROUP CORPORATION
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
(214) 382-3630
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, October 2, 2008
To Our Stockholders:
     The Annual Meeting of Stockholders of Lighting Science Group Corporation, a Delaware corporation, will be held on Thursday, October 2, 2008, at 1:30 p.m., Eastern Time, at Lighting Science Group’s New Jersey location, 120 Hancock Lane, Westampton, New Jersey 08060, for the following purposes:
•	To elect members of the Board of Directors, whose terms are described in the proxy statement;

•	To approve amendments to the Lighting Science Group Corporation 2005 Equity-Based Compensation Plan; and

•	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.
Only stockholders of record of common stock at the close of business on September 16, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
A record of Lighting Science Group’s activities is contained in the enclosed 2007 Annual Report to Stockholders.
Dated: September 17, 2008
Sincerely,
/s/ Govi Rao
Govi Rao
Chairman and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE LIGHTING SCIENCE GROUP THE EXPENSE OF FURTHER SOLICITATION.

LIGHTING SCIENCE GROUP CORPORATION
Appendix A — Amended and Restated Equity-Based Compensation Plan

LIGHTING SCIENCE GROUP CORPORATION
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
(214) 382-3630
PROXY STATEMENT
For Annual Meeting of Stockholders To Be Held on Thursday, October 2, 2008
GENERAL
     Your proxy is being solicited by the Board of Directors of Lighting Science Group Corporation (hereinafter referred to as “Lighting Science Group,” the “Company,” “we,” “us,” or “our”) for use at the Annual Meeting of Stockholders of Lighting Science Group. The Annual Meeting will be held on Thursday, October 2, 2008, at 1:30 p.m., Eastern Time, at Lighting Science Group’s New Jersey location, 120 Hancock Lane, Westampton, New Jersey 08060. This proxy statement and form of proxy are first being sent to you on or about September 19, 2008.
     Lighting Science Group will bear the cost of soliciting proxies, including the preparation, assembly, and printing and mailing of this proxy statement, the attached form of proxy card and the 2007 Annual Report. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or similar means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. Except as described above, we do not presently intend to solicit proxies other than by mail.
Proxies
     Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the Annual Meeting in accordance with your directions. To be valid and counted at the Annual Meeting, you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, your shares will be voted:
•	FOR the election of the eight nominees for directors named in the proxy card; and

•	FOR approval of the amendments to the 2005 Equity-Based Compensation Plan (the “2005 Plan”) increasing the number of shares authorized pursuant to such plan from 500,000 shares to 5,000,000 shares, increasing for eligible persons the maximum number of shares that may be awarded from 100,000 shares to 500,000 shares in any fiscal year and revising certain provisions to avoid adverse tax consequences resulting from changes in applicable laws.
     Although the Board of Directors knows of no other business to come before the Annual Meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.
     You may revoke your proxy at anytime before it has been voted at the Annual Meeting by giving written notice of such revocation to the Assistant Secretary of Lighting Science Group, by filing with us a proxy card having a later date or by voting in person at the Annual Meeting.
Voting Procedures and Tabulation
     One-half of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting will constitute a quorum at the Annual Meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take the requested stockholder action, (i) stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they are counted toward the quorum, and (ii) stockholders of record who cause broker non-votes are considered stockholders who are present and entitled to vote and they are counted toward the quorum so long as they are entitled to vote on at least one matter.
     We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report on the voting. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast (i) for or withheld with respect to each nominee for director, (ii) for, against or abstaining with respect to the approval of the amendments to the 2005 Plan, and (iii) for, against or abstaining with respect to each other matter as may properly come before the Annual Meeting or any adjournment thereof.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form or has otherwise advised us that the broker lacks voting authority. “Broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.
     Election of Directors. Assuming a quorum is present, directors are elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. Votes may be cast in favor of or withheld with respect to each nominee. We will not count abstentions and broker non-votes for this purpose.
     Approval of the Amendments to the 2005 Equity-Based Compensation Plan. Assuming a quorum is present, approval of the amendments to the 2005 Plan requires the affirmative vote, in person or by proxy, of a majority of the votes entitled to vote. Abstentions are counted as votes entitled to vote, and therefore have the same effect as votes cast against the adoption of the amendments to such plan. Broker non-votes are not considered to be entitled to vote, and have the effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.
Voting Securities
     The voting securities outstanding and entitled to vote at this Annual Meeting are (i) our common stock, par value $.001 per share; (ii) our 6% convertible preferred stock, par value $.001 per share and (iii) our series B preferred stock, par value $.001 per share. Holders of common stock are entitled to one vote per share of common stock. Holders of 6% convertible preferred stock are entitled to one vote for each share of common stock into which a share of 6% convertible preferred stock is convertible, which equals .533333 votes per share of 6% convertible stock. Holders of series B preferred stock are entitled to 3.5 votes for each share of common stock into which a share of series B preferred stock is convertible, which equals 4.645880 votes per share of Series B preferred stock. Only holders of record of common stock, 6% convertible preferred stock and series B preferred stock at the close of business on September 16, 2008, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of September 16, 2008, there were: (i) 28,926,761 shares of common stock outstanding and entitled to be voted at the meeting; (ii) 196,902 shares of 6% convertible preferred stock outstanding and entitled to be voted at the meeting; and (iii) 2,000,000 shares of series B preferred stock outstanding and entitled to be voted at the meeting. All references to “stockholders” in this proxy statement refer to holders of common stock, 6% convertible preferred stock and series B preferred stock.

PROPOSAL ONE:
ELECTION OF DIRECTORS
General
     The Board of Directors manages Lighting Science Group’s business and affairs, exercises all corporate powers, and establishes broad corporate policies. The bylaws currently provide that the Board of Directors will consist of such number of directors as may be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at eight.
     Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next Annual Meeting of Stockholders and their successors have been elected and qualified.
Nominees for Directors
     The eight nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. All of the nominees are presently directors of Lighting Science Group. Messrs. Bachman, Harkleroad and Snadon were elected directors at the 2006 Annual Meeting of Stockholders. Pursuant to the terms of the exchange and contribution agreement and the voting agreement (the “Voting Agreement”) with LED Holdings, LLC (“LED Holdings”), Ms. Reiss and Messrs. Bell, Kelson, Rao and Weinberg were nominated by LED Holdings and elected as directors by the Board of Directors upon the completion of the transaction on October 4, 2007. These directors replaced the vacant positions left by Robert Warshauer and Robert Woodson, III, each of whom resigned in March 2007, and John Collingwood, Fred Maxik and Kenneth Honeycutt, each of whom resigned pursuant to the transaction with LED Holdings. Messrs. Bachman, Harkleroad and Snadon were first elected as directors in 2003 and are also parties to the Voting Agreement. The Voting Agreement is effective until October 4, 2009 and provides that LED Holdings, and Messrs. Bachman, Harkleroad and Snadon will vote all of the shares of the Company’s stock held by such parties for the four persons designated by LED Holdings (currently Mr. Bell, Mr. Kelson, Ms. Reiss and Mr. Weinberg) and Messrs. Bachman, Harkleroad and Snadon.
     On September 11, 2008, the Governance Committee and Board of Directors approved the eight nominees described above. All of the nominees were approved unanimously for nomination, except that each nominee abstained with regard to the vote on himself or herself.

NOMINEE	AGE	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
Robert Bachman	67	Mr. Bachman is the president and a director of USGT Investors Management Company, Inc., a Dallas-based company that is the general partner of USGT Investors, L.P. (“USGT”), a private investment company. USGT works primarily with private equity funds to source and invest in private companies in the United States and internationally. Mr. Bachman and his partners have founded and sold several private companies. Mr. Bachman received a B.A. from Bowdoin College and an MBA from Columbia University. He served as an officer in the U.S. Navy.

David Bell	64	Since March 16, 2006, Mr. Bell has served as Chairman Emeritus of The Interpublic Group of Companies (“Interpublic”), a provider of advertising, specialized marketing and communication services. Previously, he served as Interpublic’s Co-Chairman from January 2005 until March 15, 2006, Chairman and Chief Executive Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing communication services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Warnaco Group Inc. and Primedia, Inc., each of which is a public company. Mr. Bell is currently Chairman of PRO-AD PAC (a political action committee of the advertising industry) and is the Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group. Mr. Bell is also an operating advisor of Pegasus Capital Advisors, L.P. (“Pegasus Capital”). Pegasus Capital is the controlling equityholder of LED Holdings, our largest stockholder which beneficially owns 65.4% of our common stock.

NOMINEE	AGE	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
Donald Harkleroad	63	Mr. Harkleroad currently serves as president of The Bristol Company and has served in that position for more than five years. The Bristol Company is an Atlanta-based investment and management holding company with interests in the finance, food and technology industries. Mr. Harkleroad is a graduate of the University of Georgia and New York University School of Law, where he was a Weinfeld Associate and editor-in-chief of The Journal of International Law & Politics. Mr. Harkleroad is the former chairman of the International Law Section and the Corporation and Banking Law Section of the State Bar of Georgia, as well as chairman of the Taxation Committee of the Business Law Section of the American Bar Association. For several years, he also served as adjunct professor of law at Emory Law School, teaching in the areas of corporate, partnership, and tax law. He is a director of the Society of International Business Fellows, a member of the World Economic Forum. He is also a director of several private companies and charitable organizations and Easylink Services International Corp., a public company.

Richard Kelson	61	Mr. Kelson currently serves as a member of the Board of Directors of MeadWestvaco Corporation and PNC Financial Services Group, Inc. He retired from Alcoa, Inc. in 2006, where he served as Chairman’s Counsel. Mr. Kelson also served as Alcoa’s Executive Vice President and Chief Financial Officer for nearly a decade. Prior to that, he was Alcoa’s Executive Vice President — Environment, Health and Safety and General Counsel, and a member of the Executive Counsel, which is the senior leadership group that provides strategic direction for Alcoa. Mr. Kelson is a member and a manager of LED Holdings, our largest stockholder which beneficially owns 65.4% of our common stock. Mr. Kelson is also an operating advisor of Pegasus Capital. Pegasus Capital is the controlling equityholder of LED Holdings.

Govi Rao	45	Mr. Rao has served as Chairman of the Board of Directors and Chief Executive Officer of Lighting Science Group since October 2007. Mr. Rao is also President, Chief Executive Officer and a manager of LED Holdings, our largest stockholder which beneficially owns 65.4% of our common stock. Prior to that, Mr. Rao served as Vice President and General Manager for Phillips Solid State Lighting from January 2006 through June 2007. From March 2003 through December 2005, he served as Vice President of Business Creation and Brand for Phillips Lighting Company, and he was Senior Director of its professional lighting business from July 2002 through February 2003. Mr. Rao is a founding member of the advisory board at the institute for Sustainable Enterprise at Farleigh Dickinson University, and he also serves as an advisor on the U.S.-China Center for Sustainability.

NOMINEE	AGE	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
Bonnie Reiss	52	Ms. Reiss has more than 25 years of experience in business and entertainment law, political organizing, finance and event production, as well as management of non-profits. Ms. Reiss served as Senior Adviser to Arnold Schwarzenegger’s Gubernatorial Campaign in 2003 and served as the senior advisor to the Governor during his first term, where she was involved in all policy development, state budgeting, political strategy, homeland security and legislative analysis. She served on the California State Board of Education from 2003-2005 and continues to advise the Governor as a board member of the California Recovery Team. Ms. Reiss is also an operating advisor of Pegasus Capital. Pegasus Capital is the controlling equityholder of LED Holdings, our largest stockholder which beneficially owns 65.4% of our common stock.

Daryl Snadon	61	Mr. Snadon is the owner of Beltway Development Company, a Dallas-based real estate development company with a 35-year operating history. Mr. Snadon is the principal owner of 25 separate commercial properties in Texas and other states. He serves as an officer and director of numerous privately held corporations, as managing partner of numerous joint ventures, and as a member or partner of numerous limited liability companies and partnerships. Mr. Snadon received a degree in economics and accounting from the University of Missouri and continued at the University of Missouri Law School earning a Juris Doctorate. He then attended Southern Methodist University School of Law in Dallas, Texas doing post-doctoral work toward an advanced tax degree. Mr. Snadon was licensed as an attorney in Texas and Missouri and holds a real estate broker’s license in the state of Texas.

Richard Weinberg	49	Mr. Weinberg joined Pegasus Capital as a partner in 2005. Pegasus Capital is the controlling equityholder of LED Holdings, our largest stockholder which beneficially owns 65.4% of our common stock. Mr. Weinberg is also a manager of LED Holdings. Mr. Weinberg has over two decades of business development and complex financial and legal restructuring experience. From 2000 to 2005, Mr. Weinberg served as Chief Executive Officer of G-I Holdings (f/k/a GAF Corporation), leading that entity’s asbestos-related bankruptcy restructuring efforts, and from 1993 to 2005, he served as General Counsel and a senior executive of GAF Materials Corporation and International Specialty Chemicals, Inc., building products and specialty chemicals companies, respectively.
     The Board of Directors believes that each of Messrs. Bachman, Bell, Harkleroad, Kelson, Reiss, Snadon and Weinberg is an “independent director” pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace Rules, although Lighting Science Group is not currently listed on Nasdaq, and therefore, not subject to such rules. The Board of Directors has further determined that Mr. Kelson, Chairman of the Audit Committee, Mr. Bachman and Mr. Bell are each an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K.
     As described in further detail under “Certain Relationships and Related Transactions,” Lighting Science Group paid Pegasus Capital and its affiliates approximately $650,000, in the aggregate, as consideration for (i) Pegasus Capital’s provision of due diligence and negotiation services in conjunction with Lighting Science Group’s acquisitions of Lighting Partner B.V. (“LPBV”) and the net assets of Lamina Lighting, Inc. (“Lamina”) and (ii) an affiliate of Pegasus Capital’s guaranty of Lighting Science Group’s line of credit with The Bank of Montreal. The Board of Directors considered these payments in determining that Ms. Reiss and Messrs. Bell, Kelson and Weinberg are “independent directors” pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

The Board of Directors recommends a vote FOR the election of the nominees for director named above.
BOARD OF DIRECTORS
     The Board of Directors held three regularly scheduled meetings and one special meeting during 2007. While serving as a director, each director attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he or she served.
Board Attendance Policy
     Lighting Science Group encourages all directors to attend Lighting Science Group’s Annual Meeting of Stockholders. For the Annual Meeting of Stockholders held in December 2006, five of the eight then-current directors attended the Annual Meeting of Stockholders in person. Lighting Science Group did not hold an Annual Meeting of Stockholders in 2007.
Stockholder Communications with Directors
     Lighting Science Group has instituted a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors or a committee of the Board of Directors may send a written communication to the Assistant Secretary of Lighting Science Group by mail c/o Mr. Steve Hamilton, Assistant Secretary, Lighting Science Group Corporation, 2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201. The Assistant Secretary will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder communication relating to Lighting Science Group’s accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee.
     The Assistant Secretary will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which their Lighting Science Group shares of stock are held and the number of such shares held.
     The following communications to the directors will not be considered a stockholder communication: (i) any communication from a Lighting Science Group officer or director; (ii) any communication from a Lighting Science Group employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
COMMITTEES
     Lighting Science Group’s Board of Directors has the following standing committees: Executive Committee, Sustainability Committee, Governance Committee, Compensation Committee, and Audit Committee.
Executive Committee
     The Executive Committee is permitted to discharge all the responsibilities of the Board of Directors in the management of the business and affairs of Lighting Science Group, except where action of the full Board of Directors is required by statute or by our certificate of incorporation or where action is taken with respect to any related party transaction, as described in Item 404 of Regulation S-K. The Executive Committee is currently composed of Messrs. Kelson, Chairman, Rao, Bell and Harkleroad. The Executive Committee held three meetings in 2007.
Sustainability Committee
     The Sustainability Committee assists the Board of Directors in fulfilling Lighting Science Group’s commitment to operate its business ethically, responsibly and in an environmentally sustainable manner consistent with the changing demands of society. The Sustainability Committee is currently composed of Ms. Reiss, Chairperson, and Messrs. Harkleroad and Kelson. The Sustainability Committee has not held any meetings.
Governance Committee
     The Governance Committee is currently composed of Mr. Weinberg, Chairman, Ms. Reiss and Mr. Harkleroad. Following the October 4, 2007 transaction with LED Holdings, John Collingwood resigned from the Board of Directors and the Governance Committee. Additionally, Robert Woodson, III resigned from the Board of Directors and the Governance Committee in March 2007, and Messrs. Bachman and Snadon resigned from the Governance Committee in October 2007. Mr. Weinberg and Ms. Reiss were appointed to the Governance Committee in October 2007. The functions of the Governance Committee include: (i) identifying, recruiting, evaluating and recommending to the Board of Directors the nominees for the Board of Directors; (ii) recommending to the Board of Directors the nominees for the committees of the Board of Directors and the chairperson of each such committee; (iii) developing and implementing policies with respect to the consideration of any nominees for the Board of Directors by stockholders; (iv) reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors; (v) reviewing and assessing our governance structure, including the organization and general procedures of the committees of the Board of Directors and the reporting and coordination of the Board of Director’s activities; and (vi) assisting the Board of Directors and the various committees of the Board of Directors with the conduct of their annual evaluations. The Governance Committee held two meetings in 2007.
     A copy of the Governance Committee Charter is available on our website at www.lsgc.com.
     Process of Identifying and Evaluating Director Nominees
     The Governance Committee is responsible for identifying and screening candidates for membership to the Board of Directors, using the criteria described below, and recommending director nominees to the Board of Directors. The committee considers various potential candidates for membership on the Board of Directors that come to the attention of the committee through current members of the Board of Directors, stockholders (as described below) or other persons. Additionally, although it did not do so with regard to the nominees for election at the 2008 Annual Meeting of Stockholders, the committee has the authority to retain a search firm and other expert advisors, as it deems necessary, to fulfill its responsibility of identifying candidates for membership on the Board of Directors and determine, on behalf of Lighting Science Group, such firm’s reasonable fees.
     Each candidate, whether identified by the committee, recommended by a stockholder or otherwise, is evaluated in the same manner and according to the same process. The Governance Committee assesses the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors or any of its committees at a given point in time. The committee evaluates the qualifications of each candidate against the criteria outlined below, as well as any additional criteria it sees fit to consider in making its recommendation to the Board of Directors concerning a candidate’s nomination for election or re-election as a director.
Criteria for Evaluating Director Nominees
     Criteria that the Governance Committee uses to consider potential members of the Board of Directors include the following:
•	a candidate’s depth of experience at the policy-making level in business, government or education;

•	the balance of the business interest and experience of the incumbent or nominated directors;

•	a candidate’s availability and willingness to devote adequate time to Board of Directors duties;

•	the need for any required expertise on the Board of Directors or one of its committees;

•	a candidate’s character and judgment and ability to make independent analytical, probing and other inquiries;

•	the candidate’s willingness to exercise independent judgment;

•	the candidate’s financial independence to ensure such candidate will not be financially dependent on director compensation; and

•	in the case of an incumbent director, such director’s past performance on the Board of Directors.
     The criteria for nominating directors described above are intended to provide a flexible set of guidelines for the effective functioning of Lighting Science Group’s director nominations process. The criteria are to be reviewed as often as deemed appropriate, and we anticipate that modifications may be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change.
Consideration of Stockholder Recommendations of Director Candidates
     The Governance Committee will consider a stockholder’s recommendations concerning possible candidates for nomination to the Board of Directors if the stockholder meets the following requirements: (i) the stockholder is entitled to vote for the election of directors at the meeting, (ii) the stockholder is a stockholder of record of not less than 1% of Lighting Science Group’s outstanding shares of common stock at the time of the recommendation; and (iii) the stockholder submits a written recommendation to: Director Nominations, c/o Assistant Corporate Secretary at 2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201.
     The written submission must include the following information:
•	the name and address, as they appear in Lighting Science Group’s stock ledger, of the stockholder and the name and address of the beneficial owner of Lighting Science Group’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

•	the class and number of the shares of stock of Lighting Science Group that are owned beneficially and of record by the record stockholder and by the beneficial owner of Lighting Science Group’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner of Lighting Science Group’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, have with the recommended individual;

•	biographical information concerning the recommended individual, including age, employment history (including employer names and a description of the employer’s business);

•	all previous and current board memberships or similar positions held by the recommended individual;

•	any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;

•	written consent of the recommended individual (i) to stand for election if nominated by the Board of Directors and to serve as director if elected by Lighting Science Group’s stockholders, (ii) to comply with the expectations and requirements for service on the Board of Directors including any applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members and (iii) to provide all relevant information required to conduct an evaluation; and

•	all other information relating to the recommended individual that may be required by applicable laws.
     If the stockholder’s director nominee is to be considered for election at Lighting Science Group’s Annual Meeting of Stockholders, the written submission must be received not more than 180 days nor less than 120 days prior to the first anniversary of Lighting Science Group’s preceding Annual Meeting of Stockholders. If the stockholder’s nominee is to be considered for election at Lighting Science Group’s special meeting of stockholders or at Lighting Science Group’s Annual Meeting of Stockholders the date of which changed by more than 30 days from the anniversary date of Lighting Science Group’s preceding Annual Meeting of Stockholders, the stockholder’s written submission must be received no later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of such meeting of stockholders was mailed or (ii) public disclosure, as defined in Lighting Science Group’s bylaws, of the date of such meeting of stockholders was made.
     A stockholder may only nominate two candidates to be considered for election to the Board of Directors at each meeting of stockholders at which members of the Board of Directors are to be elected.
     The nominating process for stockholder recommendations concerning possible candidates for the nomination to the Board of Directors has changed from the process disclosed in the 2006 proxy statement.
Director Nominees for Election at 2008 Annual Meeting
     All directors standing for election at the 2008 Annual Meeting of Stockholders are directors currently serving on the Board of Directors who unanimously were recommended by the Governance Committee to the Board of Directors for re-election and were approved for re-election by the Board of Directors, as described above under “Election of Directors — Nominees for Directors.”
Determination of Director Compensation
     With respect to director compensation, pursuant to its charter, the Governance Committee is to annually review and make recommendations to the Board of Directors regarding the compensation paid to the Company’s directors. Such review shall include any fees paid for attendance at meetings of the Board of Directors and any of its committees and grants of stock options or stock.
Audit Committee
     The Audit Committee is currently composed of Messrs. Kelson, Chairman, Bachman and Bell. The Board of Directors believes that all members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of The Nasdaq Marketplace Rules (although Lighting Science Group is not currently listed on Nasdaq and, therefore, not subject to such rules) and Rule 10A-3(b)(1) under the Exchange Act. With respect to Mr. Kelson, Lighting Science Group has relied on the exemption from the independence standards contained in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that Messrs. Bachman, Bell and Kelson are each an “Audit Committee Financial Expert,” as that term is defined in Item 401(h)(2) of Regulation S-K. The Audit Committee held four meetings in 2007.
     A copy of the Audit Committee Charter is available on our website at www.lsgc.com.
     The purpose of the Audit Committee is to oversee (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements and disclosures, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditing firm, (v) the performance of our internal audit function and independent auditor, and (vi) our internal control systems.

     Report of the Audit Committee
     The Audit Committee Charter sets forth the responsibilities of the Audit Committee which include: (i) selecting, evaluating, reviewing the independence of and approving services provided by the independent registered public accounting firm, (ii) reviewing the conduct of the audit, (iii) resolving disagreements, if any, between our management and the independent registered public accounting firm, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing Form 10-K and Form 10-Q prior to filing, and Lighting Science Group’s procedures with respect to press releases containing information regarding financial performance, (vi) overseeing Lighting Science Group’s internal audit function, if any, (vii) reviewing and assessing the adequacy of Lighting Science Group’s internal control systems, (viii) approving related party transactions, and (ix) preparing any annual audit committee report.
     In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 and the audited financial statements in the annual report on Form 10-K for the years ended December 31, 2007 and 2006, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with Turner, Stone & Company, L.L.P. (“Turner Stone”), the Company’s independent registered public accounting firm for the year ended December 31, 2007, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Lighting Science Group’s accounting principles. The Audit Committee also discussed with Turner Stone the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and applicable Securities and Exchange Commission rules and regulations. In addition, the Audit Committee has discussed with Turner Stone the independent registered public accounting firm’s independence from management and Lighting Science Group, including the matters in the written disclosures and the letter provided to Lighting Science Group by the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of any non-audit services with the independent registered public accounting firm’s independence. The Audit Committee held four meetings during 2007.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ending December 31, 2007 for filing with the Securities and Exchange Commission.
By the Audit Committee:
Richard Kelson, Chairman
Robert Bachman
David Bell
Compensation Committee
     The Compensation Committee is currently composed of Messrs. Bell, Chairman, Snadon and Weinberg. The Board of Directors believes all members of the Compensation Committee are independent, pursuant to Rule 4200(a)(15) of The Nasdaq Marketplace Rules, and are “non-employee directors,” as that term is defined in Rule 16-b(3) under the Exchange Act. The Compensation Committee held four meetings in 2007.
     A copy of the Compensation Committee Charter is available on our website at www.lsgc.com.
     The purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) reviewing our compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer; (iii) consulting with the Chief Executive Officer prior to the Compensation Committee making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the other executive officers; (iv) administering incentive and equity based plans in which the Chief Executive Officer and other executive officers may be participants; and (v) preparing the annual report on executive compensation.
     The Compensation Committee annually reviews and meets with the Chief Executive Officer regarding market and industry data to assess our competitive position with respect to the individual elements of total executive compensation, including base salary, incentive compensation and deferred compensation, to ensure the attraction, retention and appropriate reward of our other executive officers. The Compensation Committee also annually reviews and makes recommendations to the Board of Directors with respect to the base salary, incentive compensation and deferred compensation for the Chief Executive Officer. The Chief Executive Officer may not be present during voting or deliberations with respect to his or her compensation.

     Pursuant to the Compensation Committee Charter, the Compensation Committee has the authority to (i) retain, at the Company’s expense, an independent compensation consultant and other expert advisors as it deems necessary to fulfill its responsibilities and (ii) determine, on behalf of the Company, the compensation of such consultants or advisors. Additionally, the Compensation Committee may delegate authority to a subcommittee consisting of at least two members of the Board of Directors but has not done so to date.
     Compensation Committee Interlocks and Insider Participation
     During 2007, the members of the Compensation Committee were Messrs. Bachman, Bell, Harkleroad, Snadon, Weinberg and Woodson. Mr. Woodson resigned from the Board of Directors and the Compensation Committee in March 2007, and Messrs. Bachman and Harkleroad resigned from the Compensation Committee in October 2007.
     Mr. Weinberg is an executive officer and partner of Pegasus Capital. As described in further detail under “Certain Relationships and Related Transactions,” Lighting Science Group paid Pegasus Capital and its affiliates approximately $650,000, in the aggregate, as consideration for (i) Pegasus Capital’s provision of due diligence and negotiation services in conjunction with Lighting Science Group’s acquisitions of LPBV and the net assets of Lamina and (ii) an affiliate of Pegasus Capital’s guaranty of Lighting Science Group’s line of credit with The Bank of Montreal.
EXECUTIVE COMPENSATION
     The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2007 by (1) each person who served as our principal executive officer during fiscal 2007; and (2) our two most highly compensated executive officers as of December 31, 2007, with compensation during fiscal 2007 of $100,000 or more (the “Named Executive Officers”).
Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
							Deferred
						Non-Equity	Compen-
Name and				Stock	Option	Incentive Plan	sation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensa-	Earnings	Compensation ($)
Position	Year	($)	($)	($) (1)	($) (1)	tion	($)	(2)	Total ($)

Ronald Lusk	2007	$294,647	$300,000	—	—	—	—	$51,900 (4)	$646,547
(Chairman, President and Chief	2006	$250,000	—	—	$41,133	—	—	—	$291,133
Executive Officer)(3)

Govi Rao	2007	$109,193	—	—	—	—	—	—	$109,193
(Chairman and Chief Executive	2006	—	—	—	—	—	—	—	—
Officer)(5)

Kenneth Honeycutt	2007	$154,304	—	$662,500 (7)	—	—	—	—	$816,804
(President and Chief	2006	—	—	—	—	—	—	—	—
Operating Officer) (6)

Frederic Maxik	2007	$250,000	—	—	—	—	—	—	$250,000
(Chief Scientific	2006	$250,000	—	—	$1,660	—	—	—	$251,660
Officer)

(1)	Reflects dollar amount expensed by us during the applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires us to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the Named Executive Officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Mr. Lusk was paid $195,833 as salary for serving as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Mr. Lusk was paid $98,814 as salary for serving as our Vice Chairman from October 4, 2007 to December 31, 2007. Mr. Lusk resigned on March 10, 2008.

(4)	Includes $51,900 that was indirectly paid to Mr. Lusk for the business use of a private airplane.

(5)	Mr. Rao joined us as our Chairman and Chief Executive Officer on October 4, 2007.

(6)	Mr. Honeycutt became our President and Chief Operating Officer on June 5, 2007.

(7)	Includes 62,500 shares of restricted stock awarded to Mr. Honeycutt pursuant to his employment agreement that vested during the year. The total restricted stock award for Mr. Honeycutt was 250,000 shares of common stock. The restricted stock award vests 25% on the grant date and each of the three anniversaries thereafter.
Outstanding Equity Awards At Fiscal Year-End
     The following table provides certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards held by each of our Named Executive Officers that were outstanding as of December 31, 2007.

	Option Awards					Stock Awards
Equity
									Equity	Incentive
			Equity						Incentive	Plan Awards:
			Incentive Plan						Plan Awards:	Market or
	Number		Awards:					Market	Number of	Payout Value
	of	Number of	Number of			Number of		Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)

Ronald Lusk	10,000 (2)	—	—	$6.40	9/10/2008 (3)	—		—	—	—
(Chairman and Chief Executive Officer) (1)

Govi Rao	—	—	—	—	—	—		—	—	—
(Chairman and Chief Executive Officer) (4)

Kenneth Honeycutt	—	—	—	—	—	187,500	(6) $	1,612,500 (7)	—	—
(President) (5)

Frederic Maxik	334 (8)	—	—	$6.40	2/21/2009	—		—	—	—
(Chief Technology Officer)

(1)	Mr. Lusk served as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Thereafter, he served as our Vice Chairman. Mr. Lusk resigned on March 10, 2008.

(2)	The options were granted on February 21, 2006. 3,334 of these options were fully exercisable (vested) upon grant and 3,333 became fully exercisable (vested) on February 21, 2007. The remaining 3,333 options became fully exercisable (vested) upon the change of control that resulted from the transaction with LED Holdings in October 2007.

(3)	Pursuant to the separation agreement we entered into with Mr. Lusk on March 10, 2008, we extended the option expiration date from March 10, 2008 to September 10, 2008, but as a result of such extension, such options no longer constitute incentive stock options pursuant to Section 422 of the Internal Revenue Code.

(4)	Mr. Rao became Chairman and Chief Executive Officer on October 4, 2007.

(5)	Mr. Honeycutt became our President and Chief Operating Officer on June 5, 2007.

(6)	Mr. Honeycutt was awarded 250,000 shares of restricted stock on August 5, 2007 in conjunction with the commencement of his employment. 62,500 shares vested on August 5, 2007. 62,500 shares, 62,500 shares and 62,500 shares vest on August 5, 2008, August 5, 2009 and August 5, 2010, respectively.

(7)	Assumes a market value of $8.60 per share of common stock, as reported on the Over-the-Counter Bulletin Board on December 31, 2007.

(8)	These options were granted on February 21, 2006. 167 options were fully exercisable (vested) upon grant and 167 became fully exercisable (vested) on February 21, 2007. The remaining 166 options became fully exercisable (vested) upon the change of control that resulted from the transaction with LED Holdings in October 2007.
Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table
     On October 4, 2007, we entered into employment agreements with Messrs. Rao, Honeycutt, Maxik and Lusk.
     Pursuant to his employment agreement which is effective until terminated by Mr. Rao or the Company, Mr. Rao receives an annual base salary of $425,000. In addition, Mr. Rao is eligible to participate in the 2005 Plan and may receive discretionary bonuses, as determined in the sole discretion of the Board of Directors. Mr. Rao’s employment agreement may be terminated at any time, without severance, by Mr. Rao voluntarily or by us with Cause. In the event that, prior to October 4, 2008, Mr. Rao’s employment is terminated by us without Cause or by Mr. Rao with Good Reason, then Mr. Rao would be entitled to severance pay equal to two times his annual base salary. If his employment is terminated after October 4, 2008 by us without Cause or by Mr. Rao with Good Reason, then Mr. Rao would be entitled to severance pay equal to his annual base salary.
     Pursuant to his employment agreement which is effective until October 4, 2010, Mr. Honeycutt receives an annual base salary of $250,000. In addition, Mr. Honeycutt is eligible to participate in the 2005 Plan and may receive discretionary bonuses, as determined in the sole discretion of the Board of Directors. Mr. Honeycutt’s employment agreement may be terminated at any time, without severance, by Mr. Honeycutt voluntarily or by us with Cause. In the event that, prior to October 4, 2008, Mr. Honeycutt’s employment is terminated by us without Cause or by Mr. Honeycutt with Good Reason, then Mr. Honeycutt would be entitled to severance pay equal to two times his annual base salary. If his employment is terminated after October 4, 2008 by us without Cause or by Mr. Honeycutt with Good Reason, then Mr. Honeycutt would be entitled to severance pay equal to his annual base salary. Pursuant to his employment agreement, Mr. Honeycutt agreed to waive his rights to accelerated vesting of the 250,000 shares of restricted common stock granted to him on August 5, 2007, which shares would have otherwise vested on October 4, 2007 as a result of the “change in control” resulting from the Company’s transaction with LED Holdings. The restricted common stock granted to Mr. Honeycutt otherwise remained unchanged and 25% vested on the date of grant, and 25% vests on each of the following three anniversary dates of the initial grant.
     Pursuant to his employment agreement which is effective until October 4, 2012, Mr. Maxik receives an annual base salary of $250,000. In addition, Mr. Maxik is eligible to participate in the 2005 Plan and may receive discretionary bonuses, as determined in the sole discretion of the Board of Directors. Mr. Maxik’s employment agreement may be terminated at any time, without severance, by Mr. Maxik voluntarily or by us with Cause. In the event that, prior to October 4, 2008, Mr. Maxik’s employment is terminated by us without Cause or by Mr. Maxik with Good Reason, then Mr. Maxik would be entitled to severance pay equal to two times his annual base salary. If his employment is terminated after October 4, 2008 by us without Cause or by Mr. Maxik with Good Reason, then Mr. Maxik would be entitled to severance pay equal to his annual base salary.
     In 1999, we entered into a three-year employment agreement with Mr. Lusk. Upon completion of the initial three-year term, Mr. Lusk’s agreement was automatically renewed for successive one-year periods. On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we terminated this employment agreement and entered into a new employment agreement with Mr. Lusk. Pursuant to his new employment agreement which was to be effective until October 4, 2012, Mr. Lusk was to receive an annual base salary of $400,000. In addition, Mr. Lusk was eligible to participate in the 2005 Plan and was eligible to receive discretionary bonuses, as determined in the sole discretion of the Board of Directors. Mr. Lusk’s new employment agreement could be terminated at any time, without severance, by Mr. Lusk voluntarily or by us with Cause. In the event that, prior to October 4, 2008, Mr. Lusk’s employment was terminated by us without Cause or by Mr. Lusk with Good Reason, then Mr. Lusk would be entitled to severance pay equal to two times his annual base salary. If his employment was terminated after October 4, 2008 by us without Cause or by Mr. Lusk with Good Reason, then Mr. Lusk would be entitled to severance pay equal to his annual base salary. As discussed below, we entered into a separation agreement with Mr. Lusk on March 10, 2008.
“Cause” for Messrs. Rao, Honeycutt, Maxik and Lusk is defined to mean the following:

•	the executive’s willful breach of any obligations under such executive’s employment agreement that is not cured by the executive after receiving notice of such breach;

•	the executive’s gross negligence in the performance or intentional non-performance of such executive’s material duties to the Company;

•	the executive’s commission of a felony or crime of moral turpitude;

•	the executive’s commission of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to the Company; or

•	the executive’s repeatedly being under the influence of drugs or alcohol during the performance of the executive’s duties to the Company.

“Good Reason” for Messrs. Rao, Honeycutt, Maxik and Lusk is defined to mean the following:

•	the Company’s material breach of its obligations under the executive’s employment agreement;

•	a reduction in the executive’s base salary (other than a reduction made in connection with an across-the-board proportionate reduction in the base salaries of all officers of the Company that is not more than 10%);

•	a material reduction in the kind or level of employee benefits available to the executive that is not generally applicable to all executive level employees of the Company; or

•	a material reduction of the executive’s duties and responsibilities, including a material change in job title.
All of our U.S. employees, including the Named Executive Officers, are generally eligible for the 401(k) plan. We do not make contributions to the 401(k) plan on behalf of our employees.
     Severance Payments to Mr. Lusk. On March 10, 2008, we entered into a letter agreement (the “Lusk Separation Agreement”) with Mr. Lusk whereby his employment agreement was terminated and he resigned as a director and employee of the Company. Pursuant to the Lusk Separation Agreement, Mr. Lusk received $300,000 in severance, which was paid within seven business days after execution of the agreement and is entitled to an additional $300,000 in severance payable in equal installments over a period of twelve months from March 10, 2008. The Lusk Separation Agreement also contains customary mutual release, non-competition, non-solicitation and confidentiality provisions. The above severance payments are not reflected in the Summary Compensation Table because they were made after December 31, 2007.
Director Compensation
     The following table shows the overall compensation earned for the 2007 fiscal year with respect to each person who was a director as of December 31, 2007.

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($) (1)	($) (2)	($)	Earnings	($)	($)

Robert Bachman	$10,000	$57,500	$49,625	—	—	—	$117,125

John Collingwood (3)	—	$37,500	—	—	—	—	$37,500

Donald Harkleroad	$10,000	$57,500	$49,625	—	—	—	$117,125

Ronald Lusk (4)	—	—	—	—	—	—	—

Daryl Snadon	—	$57,500	—	—	—	—	$57,500

						Change in
						Pension
	Fees					Value and
	Earned or				Non-Equity	Nonqualified
	Paid in		Stock	Option	Incentive Plan	Deferred	All Other
	Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)		($) (1)	($) (2)	($)	Earnings	($)	($)

Robert Woodson III (5)	—	5	$9,425	—	—	—	—	$9,425

Robert H. Warshauer (6)	—		—	—	—	—	—	—

Govi Rao (7)	—		—	—	—	—	—	—

David Bell (8)	—		$20,000	—	—	—	—	$20,000

Richard Kelson (8)	—		$20,000	—	—	—	—	$20,000

Bonnie Reiss (8)	—		$20,000	—	—	—	—	$20,000

Richard Weinberg (8)	—		$20,000	—	—	—	—	$20,000

Kenneth Honeycutt (9)	—		—	—	—	—	—	—

(1)	Reflects dollar amount expensed by us during the applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.

(2)	Reflects dollar amount expensed by us during the applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires us to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(3)	Mr. Collingwood resigned from the Board of Directors in March 2007.

(4)	Pursuant to Mr. Lusk’s employment agreement, he was paid an annual (pro rated) salary of $400,000 for service as our Vice Chairman. The salary paid to Mr. Lusk in his capacity as Vice Chairman during 2007 was included in the Summary Compensation Table. Mr. Lusk served as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Thereafter, he served as our Vice Chairman. Mr. Lusk resigned on March 10, 2008.

(5)	Mr. Woodson resigned from the Board of Directors in March 2007.

(6)	Mr. Warshauer resigned as our President and a director in March 2007.

(7)	Mr. Rao joined us as our Chairman and Chief Executive Officer on October 4, 2007. As an executive officer of the Company, Mr. Rao does not receive any additional compensation as a member of the Board of Directors.

(8)	Joined the Board of Directors in October 2007.

(9)	Mr. Honeycutt was appointed a director in June 2007 and resigned October 4, 2007.
     Through September 30, 2007, each independent non-employee director received compensation of $50,000 per year for service on the Board of Directors. This compensation was generally paid by the issuance of shares of our common stock. On the recommendation of the Governance Committee and as approved by the Board of Directors, each director will receive $20,000 for serving as a director during the fourth quarter of 2007 and an annual fee of $80,000 for serving as a director during 2008. In lieu of the payment of cash, we expect to issue shares of our common stock having a fair market value equal to the director fee owed to each director based on the average of the closing sales prices on the Over-the-Counter Bulletin Board of the Company’s stock for the thirty-day period prior to the date of grant. Members of the Board of Directors are also eligible for participation in the 2005 Plan.
     From June 1, 2007 through September 30, 2007, we paid $30,000 annually to each of Mr. Bachman and Mr. Harkleroad, who acted as the chairs of the Audit Committee and Executive and Compensation Committees, respectively.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information as of December 31, 2007, with respect to compensation plans under which shares of our common stock may be issued.

Number of Securities
	Number of Securities to be	Weighted-Average	Remaining Available
	Issued Upon Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan	Warrants and Rights	Warrants and Rights	Compensation Plans
Lighting Science Group
Corporation 2005 Equity Based Compensation Plan	267,667	$7.60	232,333
     On April 17, 2008, we granted options to purchase up to 669,000 shares of our common stock to certain of our executive officers and senior managers. Additionally, on May 7, 2008, we granted 841,250 shares of restricted stock to some of the same executive officers and senior managers. The grants were made pursuant to the 2005 Plan and approved by the Board of Directors on April 15, 2008. Because the number of securities available for future issuance under the 2005 Plan is insufficient to support these grants, as described in more detail under the section entitled “Propsal Two: Approval of Amendments to 2005 Equity Based Incentive Compensation Plan,” the grants of options and restricted stock and the issuance of the shares of our common stock in connection therewith are subject to the approval of the increase in authorized shares under the 2005 Plan by our stockholders at the Annual Meeting. LED Holdings, which beneficially owns approximately 65.4% of our capital stock, has indicated that it will approve the proposed amendments to the 2005 Plan.
EXECUTIVE OFFICERS
     As of September 16, 2008, the executive officers of Lighting Science Group consist of:
•	Mr. Govi Rao, Chairman and Chief Executive Officer since October 2007;

•	Mr. Kenneth Honeycutt, President and Chief Operating Officer since June 2007; formerly a member of the Board of Directors from June 2007 to October 2007;

•	Mr. Stephen Hamilton, Vice President-Finance and Assistant Secretary since February 2008; formerly Chief Financial Officer and Assistant Secretary from November 2005 to October 2007 and Vice President – Controller and Assistant Secretary from October 2007 to February 2008;

•	Mr. Kevin Furry, Chief Technology Officer since October 2007;

•	Mr. Frederic Maxik, Chief Scientific Officer since October 2007; formerly Chief Technology Officer from June 2004 to October 2007 and a member of the Board of Directors from August 2004 to October 2007;
     Prior to his current position, Mr. Honeycutt, 57, was Chief Executive Officer of K2 Associates, a consulting firm specializing in strategy, performance improvement, and executive coaching, from August 2006 to June 2007. From 2002 to July 2006, he was President and Chief Executive Officer of Acuity Brands Lighting, a provider of lighting products, and Executive Vice President of Acuity Brands, Inc., a provider of specialty chemical products in addition to lighting products. Prior to that, Mr. Honeycutt was President of Lithonia Lighting Group, a provider of lighting equipment for commercial, industrial, outdoor, and residential applications. Mr. Honeycutt earned his bachelor’s degree in mechanical engineering from North Carolina State University, his MBA from Georgia State University and his Advanced Management Program certificate from Harvard Business School.
     Prior to his current position, Mr. Hamilton, 43, was a consultant with Grant Knauth, LLP from September 2004 through October 2005, and he served as Chief Financial Officer of Quadrem International Holdings, Limited, a multi-national company operating an electronic marketplace from January 2001 through September 2004. Prior to this role, he held the position of Group Controller for Noranda, Inc., a multi-national mining, metals and exploration company.
     Prior to his current position, Mr. Furry, 43, was the co-founder and President of LED Effects, Inc., an entity whose assets were acquired by LED Holdings. He also serves as a manager of LED Holdings. Mr. Furry began his career as a programmer for companies such as Epyx, Disney, Lucasfilm and the Learning Company. Mr. Furry holds several patents for gaming devices and lighting systems.
     Prior to his current position, Mr. Maxik, 46, was vice president of product development for Sansui Electronics from 1983 to 1990. He was Vice President of product development for Onkyo Electronics in Osaka, Japan from 1990 to 1993. In 1993, Mr. Maxik formed a product development consulting firm, and in 2002, he formed an environmental products company, which developed the intellectual property that subsequently became the principal asset of Lighting Science Group in June 2004.
     For the business background of Mr. Rao, who is a director of Lighting Science Group, see “Nominees for Directors” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of September 16, 2008, the beneficial ownership of common stock of the Company by (i) each Named Executive Officer or director, (ii) each person who was known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of the Company as a group (12 persons). Govi Rao, Chairman and Chief Executive Officer; Stephen Hamilton, Vice President-Finance; Kenneth Honeycutt, President and Chief Operating Officer; Kevin Furry, Chief Technology Officer; and Frederic Maxik, Chief Scientific Officer, are currently the only executive officers of the Company. Except as otherwise indicated, the address for each beneficial owner is Lighting Science Group Corporation, 2100 McKinney Avenue, Suite 1515, Dallas, TX 75201. The applicable percentage ownership is based on 28,926,761 shares of common stock issued and outstanding as of September 16, 2008, plus, on an individual basis, the right of that individual to obtain common stock upon exercise of stock options or warrants or upon the conversion of 6% convertible preferred stock or series B preferred stock within 60 days of September 16, 2008.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
Directors and Officers
Robert Bachman (2)	141,084	*	%
David Bell	9,878	*	%
Kevin Furry	—	—%
Stephen Hamilton (3)	74,285	*
Donald Harkleroad (4)	134,033	*	%
Kenneth Honeycutt (5)	250,000	*	%
Richard Kelson (6)	14,817	*	%
Ronald Lusk (7)	270,513	*	%
Fredric Maxik (8)	178,613	*	%
Govi Rao (9)	375,000	1.28%
Bonnie Reiss	14,817	*	%
Daryl Snadon (10)	156,685	*	%
Richard Weinberg	—	—%
Directors and Executive Officers as a Group (12 persons)	1,349,212	4.52%

Certain Persons
LED Holdings, LLC (11) c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807	20,666,856	65.44%
Pegasus Partners IV, LP (11) c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807	21,609,713	66.44%

*	Less than 1%.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Except as otherwise indicated below, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment power with respect to such shares.

(2)	Includes 5,554 shares of common stock issuable to USGT Investors, L.P. pursuant to the conversion of 6% convertible preferred stock; 22,187 shares of common stock issuable to USGT Investors, L.P. upon the exercise of warrants; and 51,250 shares of common stock issuable to USGT Investors, L.P. pursuant to the exercise of stock options issued under the 2005 Plan. Mr. Bachman is the controlling shareholder in the sole corporate general partner of USGT Investors, L.P. and may be deemed to have voting and/or investment power with respect to the shares owned by USGT Investors, L.P.

(3)	Includes 19,000 shares of common stock issuable to Mr. Hamilton upon exercise of stock options issued under the 2005 Plan and 55,000 restricted shares of common stock held by Mr. Hamilton.

(4)	Includes 8,334 shares of common stock issuable to The Bristol Company pursuant to the conversion of shares of 6% convertible preferred stock; 2,344 shares of common stock issuable to The Bristol Company upon exercise of warrants; and 56,250 shares of common stock issuable to The Bristol Company upon exercise of stock options issued under the 2005 Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed to have sole voting and/or investment power with respect to the shares owned by The Bristol Company.

(5)	Includes 125,000 restricted shares of common stock held by Mr. Honeycutt.

(6)	Excludes 18,012,067 shares of common stock held directly by LED Holdings and 2,654,789 shares of common stock issuable upon conversion of 2,000,000 shares of series B preferred stock held by LED Holdings. Mr. Kelson is a member and manager of LED Holdings and shares voting and dispositive power over the shares of common stock and series B preferred stock of Lighting Science Group only as a member and manager of LED Holdings and by virtue of such status may be deemed to be the beneficial owner of the shares of common stock and series B preferred stock of Lighting Science Group held by LED Holdings. Mr. Kelson disclaims beneficial ownership of the shares of common stock and series B preferred stock held by LED Holdings, except to the extent of any pecuniary interest, and this statement shall not be deemed to be an admission that he is the beneficial owner of such securities

(7)	Includes 22,500 shares of common stock issuable upon exercise of warrants and 10,000 shares of common stock issuable upon the exercise of stock options issued under the 2005 Plan. Includes shares of common stock held by the Ronald E. Lusk Revocable Trust. Mr. Lusk is the trustee of the Ronald E. Lusk Revocable Trust and may be deemed to have voting and/or investment power with respect to the shares owned by the Ronald E. Lusk Revocable Trust. Mr. Lusk served as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Thereafter, he served as our Vice Chairman. Mr. Lusk resigned on March 10, 2008.

(8)	Includes 175,000 restricted shares of common stock held by Mr. Maxik and 500 shares of common stock issuable to Mr. Maxik upon exercise of stock options issued under the 2005 Plan.

(9)	Includes 375,000 restricted shares of common stock held by Mr. Rao.

(10)	Includes 15,594 shares of common stock issuable to Mr. Snadon upon conversion of 6% convertible preferred stock; 31,886 shares of common stock issuable upon the exercise of warrants; and 3,500 shares of common stock issuable upon exercise of incentive stock options issued under the 2005 Plan.

(11)	Includes 18,012,067 shares of common stock held directly by LED Holdings and 2,654,789 shares of common stock issuable upon conversion of 2,000,000 shares of series B preferred stock held by LED Holdings. Pegasus Partners IV, LP (“PPIV”), PP IV (AIV) LED, LLC (“PPAIV”), PP IV LED, LLC (“PPLED”), Richard Kelson and LED Effects, Inc. (“LED”, together with PPIV, PPAIV, PPLED, and Mr. Kelson, the “LED Holdings Members”) are members of LED Holdings. Other than 942,857 shares of common stock beneficially owned by PPIV and 14,817 shares of common stock beneficially owned by Mr. Kelson, the LED Holdings Members do not directly own any of the common stock or series B preferred stock of the Lighting Science Group Corporation. The LED Holdings Members share voting and dispositive power over the shares of common stock and series B preferred stock of Lighting Science Group Corporation only as members of LED Holdings and by virtue of such status may be deemed to be the beneficial owner of the shares of common stock and series B preferred stock of the Lighting Science Group Corporation held by LED Holdings. The LED Holdings Members disclaim beneficial ownership of the shares of common stock and series B preferred stock held by LED Holdings, except to the extent of any pecuniary interest, and this statement shall not be deemed to be an admission that they are the beneficial owners of such securities. PPIV holds a warrant exercisable for 942,857 shares of common stock. PPIV, PPAIV and PPLED are funds managed by Pegasus Capital. Pegasus Investors IV, LP (“PIIV”) is the general partner of PPIV and Pegasus Partners IV (AIV), L.P. (the sole owner of PPAIV). Pegasus Investors IV GP, LLC (“PIGP”) is the general partner of PIIV. PIGP is wholly owned by Pegasus Capital, LLC (“PCLLC”). PCLLC may be deemed to be directly or indirectly controlled by Craig Cogut. By virtue of the foregoing, PPIV, PIIV, PIGP, PCLLC and Mr. Cogut may be deemed to share voting power and power to direct the disposition of the securities held by PPIV. Mr. Cogut disclaims any beneficial ownership of any securities of Lighting Science Group beneficially owned by PPIV.
PROPOSAL TWO:
APPROVAL OF AMENDMENTS TO
2005 EQUITY BASED INCENTIVE COMPENSATION PLAN
     In April 2008, the Board of Directors approved an amendment to the 2005 Plan increasing the number of shares authorized under the 2005 Plan from 500,000 shares to 3,500,000 shares, subject to approval by Lighting Science Group’s stockholders. On September 11, 2008, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Amended Plan”), which amends and restates the 2005 Plan, effective as of September 11, 2008, subject to approval by Lighting Science Group’s stockholders. The purpose of the amendment and restatement is to increase the number of shares authorized pursuant to the 2005 Plan from 500,000 shares to 5,000,000 shares, to increase for Covered Employees (as defined in the Amended Plan) the maximum number of shares (underlying awards) that may be granted from 100,000 shares to 500,000 shares in any fiscal year, and to revise the 2005 Plan to avoid adverse tax consequences resulting from changes in applicable laws. The purpose of the Amended Plan is to attract and retain the services of key employees, directors and consultants of Lighting Science Group and its subsidiaries and to provide such persons with a means by which they can acquire and maintain stock ownership, or awards, the value of which is tied to the performance of Lighting Science Group’s stock. Accordingly, the Amended Plan primarily provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, phantom stock awards or any combination of the foregoing. An aggregate of 500,000 shares of common stock were reserved for issuance under the 2005 Plan. If approved, the Amended Plan would increase the number of shares of common stock reserved for issuance under the 2005 Plan to 5,000,000. The 2005 Plan is the only equity-based plan maintained by Lighting Science Group. Under the 2005 Plan, on September 1, 2008, there were options outstanding exercisable into 936,667 shares of Lighting Science Group common stock and unvested restricted stock of 841,250 shares. Unless otherwise determined by the Board of Directors in accordance with the provisions of the 2005 Plan, the Compensation Committee administers the 2005 Plan other than with respect to director compensation, which is administered by the Governance Committee (the Compensation Committee and the Governance Committee, in such capacity, referred to as the “Committee”).
     The following description of the Amended Plan is qualified in its entirety by reference to the actual text of the Amended Plan, which is attached to this proxy statement as Appendix A.
     It is the judgment of the Board of Directors of the Company that the Amended Plan is in the best interest of the Company and its stockholders.
Description of the Amended Plan
     General. The purpose of the Amended Plan is to provide a means for Lighting Science Group to: (i) attract, motivate, retain, and reward high quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company; (ii) provide a means by which those persons can acquire and maintain a proprietary interest in the Company, thereby strengthening their commitment to the welfare of the Company and their desire to remain in its employ; and (iii) provide those persons with incentive and reward opportunities designed to enhance the profitable growth of the Company. The Company is offering stock options, stock appreciation rights, restricted stock, phantom stock, dividend equivalents, other stock-based awards, and performance or annual incentive awards (payable in cash or shares of the Company’s common stock) to eligible individuals pursuant to grants under the Amended Plan. The Amended Plan will remain in effect until the date no shares of common stock of the Company remain available for issuance under the Amended Plan, or if earlier, the date the Amended Plan is terminated by the Board of Directors.
     Administration. The Amended Plan will be administered by the Committee or a committee designated by the Board of Directors, except to the extent the Board of Directors elects to administer the Amended Plan. Subject to the terms of the Amended Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and all matters relating to awards, specify times at which awards will be exercisable or settleable (including performance conditions that may be required), prescribe forms of award agreements, establish performance goals or certify the extent of their achievement, interpret and specify rules and regulations relating to the administration of the Amended Plan, and make all other determinations that may be necessary or advisable to administer the Amended Plan.
     Eligibility. Any employee (including an employee who is also a director or an officer), outside director of the Company, or other person providing services to the Company, is eligible to participate in the Amended Plan; provided that only employees of the Company shall be eligible to receive incentive stock options. The Committee, upon its own action, may grant, but shall not be required to grant, an award to any employee, outside director, or service provider. Awards may be granted by the Committee at any time and from time to time to new participants, or to some or all of the existing participants, and may include or exclude previous participants, as the Committee shall determine. Except as required by the Amended Plan, awards granted at different times need not contain similar provisions. The Committee’s determinations under the Amended Plan (including without limitation, determinations of which individuals, if any, are to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, including terms requiring forfeiture in the event of termination of employment) need not be uniform and may be made by it selectively among participants who receive, or are eligible to receive, awards under the Amended Plan. As of September 1, 2008, the Company had approximately 160 employees, 7 outside directors, and 2 consultants who would be eligible under the Amended Plan.
     Number of Shares Available for Awards. Subject to certain adjustments, the maximum number of shares of common stock that may be delivered pursuant to awards granted under the Amended Plan is 5,000,000 shares, 100% of which may be granted as incentive stock options. The maximum number of shares subject to awards under the Amended Plan that may be granted to a Covered Employee (as defined in the Amended Plan) is 500,000 in any fiscal year and in the case of awards the value of which is not directly related to the value of the common stock, the maximum value of the payments is $500,000. The Amended Plan increases the maximum number of shares available from 500,000 to 5,000,000, increases the maximum number of shares that may be granted to a Covered Employee from 100,000 to 500,000 in any fiscal year, and clarifies that 100% of the shares available under the Amended Plan may be delivered pursuant to incentive stock options. Shares to be issued may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or previously issued shares of common stock reacquired by the Company, including common stock purchased on the open market or otherwise.
     Financial Effects of Awards; Settlement of Awards. The Company will receive no monetary consideration for the granting of awards under the Amended Plan, unless otherwise provided when granting such awards. The Company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights. Awards may be settled in such forms as the Committee may determine, including without limitation cash, shares of common stock, other awards, or other property, and shall be made in a single payment or transfer. The settlement of any award may be accelerated, and cash paid in lieu of common stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, provided such acceleration would not cause such award to violate the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may condition any payment relating to an award on the withholding of taxes and may provide that the participant’s payroll or a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. The Committee may grant awards in exchange for other awards granted under the

Amended Plan and other rights to payment from the Company, and may grant awards in addition to and in tandem with such awards, rights, or other awards.
     Vesting; Forfeiture. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Amended Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. The Committee may impose on any award at the time of grant, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.
     Stock Options. The Committee is authorized to grant non-qualified stock options and incentive stock options (“ISOs”) qualifying under Section 422 of the Code. The exercise price per share subject of an option is determined by the Committee. However, the per share exercise price of an option cannot be less than 100% of the fair market value of a share of common stock on the date of grant. If an ISO is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of Lighting Science Group (or any majority-owned subsidiary), the per share exercise price of the ISO must be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each option at the time of the grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that no option may have a term exceeding 10 years from the date of grant (or such shorter term as may be required in respect of an ISO under Section 422 of the Code). In addition, ISOs may not be granted more than 10 years after the earlier of the adoption of the Amended Plan or the approval of the Amended Plan by the Company’s stockholders.
     Stock Appreciation Rights (“SARs”). The Committee is authorized to grant SARs as a stand alone awards (referred to as “freestanding SARs”) or in conjunction with stock options granted under the Amended Plan (referred to as “tandem SARs”). Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant, payable in either cash or shares of common stock, or in the case of a “Limited SAR,” the fair market value determined by reference to the “Change in Control Price” (as defined in the Amended Plan) over the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of common stock will be delivered, or whether a SAR will be in tandem or in combination with any other award.
     Restricted Stock. The Committee is authorized to grant restricted stock to participants. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged or assigned, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions. The Committee may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the Amended Plan. Unless otherwise determined by the Committee, shares distributed in connection with a stock split or stock dividend from restricted stock shall be subject to the restrictions and a risk of forfeiture to the same extent as the restricted stock. In the event of a “Change in Control” (as defined in the Amended Plan), all restricted stock granted pursuant to the Amended Plan shall fully vest and all restrictions applicable to such restricted stock shall terminate.
     Phantom Stock. The Committee is authorized to grant phantom stock to participants. Phantom stock constitutes a right to receive shares of common stock, cash, or a combination thereof at the end of a specified vesting period, as determined by the Committee. The phantom stock shall be subject to restrictions and may be forfeited in the event of certain terminations of employment or service occurring prior to the end of such vesting period specified by the Committee. The Committee, in its sole discretion, may waive in whole or in part the forfeiture conditions relating to such phantom stock.
     Dividend Equivalents. The Committee is authorized to grant dividend equivalents in connection with other awards granted under the Amended Plan or as a separate award, conferring on participants the right to receive cash, shares of common stock, or a combination thereof equal in value to dividends paid on a specific number of shares of common stock. Dividend equivalents credited to the holder of such rights may be paid currently or may be deemed to be reinvested in additional shares of phantom stock (which may thereafter accrue additional dividend equivalents). Dividend equivalents may be settled in cash or shares of common stock. Except for dividend equivalents deemed reinvested in phantom stock, dividend equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board of Directors declare the dividend.

     Other Stock-Based Awards. The Committee is authorized to grant other stock-based awards under the Amended Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock, on such terms and conditions as the Committee may determine. Such other stock-based awards may be granted for no consideration, minimum consideration as may be required by applicable law, or for such other consideration as the Committee shall determine.
     Performance Awards and Annual Incentive Awards. The Committee is authorized to grant performance awards and incentive awards under the Amended Plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions during a specified period as may be specified by the Committee. Performance and incentive awards may be settled in cash, shares of common stock, or any combination thereof. The Committee will determine award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions and the form of settlement (including, maximum or minimum settlement values), so long as such provisions are not inconsistent with the terms of the Amended Plan. To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the Amended Plan, it is the intent of the Company that performance awards and incentive awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, performance goals shall be objective and otherwise meet the requirements of Section 162(m). In certain circumstances, the Committee may, in its discretion, modify the performance measures or objectives and/or the performance period. In addition, the Committee, in its discretion may reduce the amount of a settlement of a performance or incentive award, but may not increase the amount payable to a participant, unless such award is not intended to qualify under Section 162(m) of the Code. To the extent an award is subject to Section 409A of the Code, such award shall be in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance thereunder.
     Performance Goals. Awards of restricted stock, phantom stock, performance awards, incentive awards, and other awards (whether relating to cash or shares of common stock) under the Amended Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, which may consist of one or more or any combination of the following criteria (“Performance Criteria”): earnings per share; increase in revenues; increase in cash flow return; return on net assets; return on assets; return on investment; return on capital or return on equity; economic value added; operating margin or contribution margin; net income; pretax earnings; pretax earnings before interest, depreciation, and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; total stockholder return; and debt reduction. Any Performance Criteria (except for the total stockholder return and earnings per share criteria) may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. The grant, exercise, and/or settlement of performance awards may also be contingent upon individual performance goals established by the Committee, and if required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.
     Amendment and Discontinuance. The Board of Directors may, without the consent of the stockholders or participants, alter, amend, suspend, discontinue, or terminate the Amended Plan or the Committee’s (defined below) authority to grant awards under the Amended Plan; provided, however, any amendment or alternation to the Amended Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board of Directors’ action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may be then listed or quoted. No such amendment or alteration will materially and adversely affect any rights of participants or obligations of the Company to participants with respect to any award granted under the Amended Plan without the consent of the affected participant.
Federal Income Tax Consequences
     The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and the treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
     In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, phantom stock, and certain types of restricted stock are subject to Section 409A of the Code. Any award which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.
     Incentive Stock Options. In general, a participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the Common Stock over $100,000 will be treated as non-qualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were non-qualified stock options. In addition to the foregoing, if the fair market value of the common stock received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.
     The tax treatment of any common stock acquired by exercise of an ISO will depend upon whether the participant disposes of such common stock prior to two years after the date the ISO was granted or one year after the common stock was transferred to the participant (referred to as the “Required Holding Period”). If a participant disposes of common stock acquired by exercise of an ISO after the expiration of the Required Holding Period, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock.
     If the participant disposes of common stock acquired by exercise of an ISO prior to the expiration of the Required Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common stock is greater than the fair market value of the common stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common stock will be treated as capital gain (short-term or long-term capital gain depending on how long the participant has held the shares). However, if the price received for common stock acquired by exercise of an ISO is less than the fair market value of the common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the participant’s basis in the common stock.
     Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for common stock acquired under a non-qualified stock option will be equal to the exercise price paid for such common stock, plus any amounts included in the participant’s income as compensation upon exercise. When a participant disposes of common stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock. The capital gain or loss will be long-term gain or loss if the participant has held the common stock for more than one year prior to the date of the sale.
     If a participant pays the exercise price of a non-qualified stock option with previously-owned shares of common stock and the transaction is not a disqualifying disposition of common stock previously acquired under an ISO, the common stock received equal to the number of shares of common stock surrendered is treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the common stock received will be equal to the participant’s tax basis and holding period for the common stock surrendered. The common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in such common stock will be equal to its fair market value on the date of exercise, and the participant’s holding period for such stock will begin on the date of exercise.
     If the use of previously acquired common stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of common stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common stock surrendered, determined at the time such common stock was originally acquired on exercise of the ISO, over the aggregate exercise price paid for such common stock. As discussed above, a disqualifying disposition of common stock previously acquired under an ISO occurs when the participant disposes of such stock before the end of the Required Holding Period. The other tax results from paying the exercise price with previously-owned stock are as described above, except that the participant’s tax basis in the common stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
     Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.
     Stock Appreciation Rights. Generally, a participant who receives freestanding SARs will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If an employee receives the appreciation inherent in the SARs in common stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the recipient at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
     Other Awards. In the case of an award of performance awards, phantom awards, dividend equivalents, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.
Federal Tax Withholding
     Any ordinary income realized by a participant upon the exercise of an award under the Amended Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for common stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in any common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.
Tax Consequences to the Company
     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters
     The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the 2008 Amended Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
     If an individual’s rights under the Amended Plan are accelerated as a result of a “Change in Control” and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.
Vote Required
     The proposal to approve the Amended Plan requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting. All members of the Board of Directors are eligible for awards under the Amended Plan and thus have a personal interest in the approval of the Amended Plan.
     In the absence of stockholder approval, the Amended Plan will continue to remain valid and available for use. However, without stockholder approval, the Company will not be able to grant ISOs that qualify under Section 422 of the Code and none of the awards granted under the Amended Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and, thus, will not qualify for the exemption from the $1,000,000 limitation on deductible compensation under Section 162(m) of the Code. LED Holdings, which beneficially owns approximately 65.4% of our capital stock, has indicated that it will approve the proposed amendments to the 2005 Plan.
     The Board of Directors recommends a vote FOR approval of the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan.
New Plan Benefits
     The following table provides information with respect to equity to be granted to certain persons and groups of persons pursuant to the Amended Plan, if the Amended Plan is approved by the stockholders of Lighting Science Group.

	Amended Plan
Name and Position	Dollar Value (1)	Units
Govi Rao, Chairman and Chief Executive Officer	$1,872,125	387,500	(2)
Kenneth Honeycutt, President and Chief Operating Officer	$34,625	12,500	(3)
Frederic Maxik, Chief Scientific Officer	$1,065,250	250,000	(4)

Executive Group	$3,373,075	752,500

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	$2,602,180	757,750

(1)	Represents the grant date fair value under SFAS 123R based on the closing sales price on the grant date. The grant date for the stock options was April 17, 2008, and the closing sales price of Lighting Science Group’s stock was $4.90. The grant date for the shares of restricted stock was May 7, 2008, and the closing sales price of Lighting Science Group’s stock was $5.00.

(2)	Includes 12,500 stock options and 375,000 shares of restricted stock.

(3)	All grants were in stock options.

(4)	Includes 75,000 stock options and 175,000 shares of restricted stock.

(5)	Includes 147,500 stock options and 605,000 shares of restricted stock.

(6)	Includes 521,500 stock options and 236,250 shares of restricted stock.
REGISTERED PUBLIC ACCOUNTING FIRM
     Turner Stone served as Lighting Science Group’s independent registered public accounting firm for the fiscal year ended December 31, 2007. Turner Stone previously audited the financial statements of Lighting Science Group for the years ended December 31, 2004, 2005 and 2006. The Audit Committee is in the process of selecting the independent registered public accounting firm for the fiscal year ended December 31, 2008. Therefore, the Company is not seeking stockholder ratification.
     A representative of Turner Stone is not expected to be present at the Annual Meeting of Stockholders.
Fees Billed by Turner Stone During Fiscal Year 2007 and 2006:
     Audit Fees
     Audit fees billed by Turner Stone totaled approximately $158,370 and $57,600 for the years ended December 31, 2007 and 2006, respectively. Audit fees include fees for the audit of Lighting Science Group’s annual financial statements, review of the quarterly financial statements, services associated with securities filings and, for 2007, the audit of the financial statements of LED Holdings and its predecessor companies, pursuant to Lighting Science Group’s acquisition of the assets of LED Holdings.
     Audit-Related Fees
     Audit-related fees billed by Tuner Stone totaled approximately $4,800 for the year ended December 31, 2007. Lighting Science Group was not billed for any audit-related fees for the year ended December 31, 2006. The $4,800 billed in 2007 consisted of due diligence-related costs incurred in conjunction with the acquisition of the assets of LED Holdings in October 2007.
     Tax Fees
          No tax fees have been paid to Turner Stone for any period.
     All Other Fees
     No other fees other than those set out above have been paid to the Turner Stone.
Pre-Approval Policies
     As required by the Sarbanes-Oxley Act, all audit and non-audit services performed by independent registered public accounting firms must be pre-approved by the Audit Committee unless the pre-approval provision is waived in accordance with applicable securities rules and regulations of the Securities and Exchange Commission. The Audit Committee may delegate to one or more members of the committee the authority to grant pre-approval of non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Audit Committee for its approval at its next scheduled meeting.
     During fiscal year 2007, the Audit Committee approved 100% of the audit services provided by Turner Stone.
CHANGE IN CONTROL
     On October 4, 2007, we entered into an Exchange and Contribution Agreement (the “Exchange Agreement”) with LED Holdings. Pursuant to the Exchange Agreement, LED Holdings contributed substantially all of its assets including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property in exchange for 2,000,000 shares of our newly designated series B preferred stock and 15,928,734 shares of our common stock. The shares issues to LED Holdings represented, as of October 4, 2007, approximately 70% of our fully-diluted capital stock and 80% of our voting stock and therefore constituted a change in control. Currently, LED Holdings beneficially owns 65.4% of our capital stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
     In September 2008, the Board of Directors adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.
     The policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management shall recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee shall approve or disapprove such transactions and any material amendments to such transactions.
     Although the written policy was only recently adopted, the Board of Directors previously considered and approved all related party transactions in a manner substantially similar to the written policy described above.
Guaranty of Line of Credit
     On July 29, 2008, a wholly-owned subsidiary of the Company, LLI Acquisition, Inc., acquired the net assets of Lamina for a purchase price of $4,500,000. We also agreed to pay an earn-out payment of up to $10,500,000 to Lamina based on sales from products and components developed by Lamina through December 31, 2009. In connection with the acquisition of the net assets of Lamina, we also entered into a Loan Authorization Agreement with Bank of Montreal (“BMO”) whereby BMO agreed to provide a $20 million line of credit to the Company. The line of credit is guaranteed by Pegasus Partners IV, LP (“PPIV”), a private equity fund managed by Pegasus Capital. Pegasus Capital is the controlling equityholder of LED Holdings, our largest stockholder, which beneficially owns approximately 65.4% of our common stock. As consideration for the guaranty provided by PPIV, the Company agreed to pay PPIV, on the last day of the Credit Facility Period (defined below), a transaction fee equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the line of credit during the period beginning on the date the credit facility is established through the date the credit facility is repaid in full or otherwise discharged (the “Credit Facility Period”) multiplied by (y) the quotient equal to the number of days in the Credit Facility Period divided by 365 days. In addition, the Company issued PPIV a warrant for the purchase of 942,857 shares of common stock as compensation for providing the guaranty. The warrant has an exercise price of $7.00 per share and a term of five years. The Company also entered into a registration rights agreement with PPIV, dated as of July 25, 2008, pursuant to which it granted PPIV the right for up to three demands for the registration of any shares of common stock held by PPIV, including common stock issuable upon exercise of the warrant, and certain piggyback registration rights with respect to the registrable securities.
     In connection with the closing of the line of credit, the Company paid Pegasus Capital $100,000, pursuant to a side letter agreement dated July 25, 2008 (the “Side Letter Agreement”), to reimburse Pegasus Capital for the fees and expenses it incurred with respect to the guaranty and the line of credit. Additionally, the Company paid Pegasus Capital $150,000 as consideration for its participation in the due diligence and negotiation of the acquisition of Lamina and for its assistance in arranging the line of credit.
     In the event that the line of credit is called by BMO prior to the end of the maximum one-year term and the Company has not obtained alternative financing, PPIV has agreed, pursuant to a certain letter agreement dated as of July 25, 2008

(the “Bridge Loan Agreement”), to extend a bridge loan to the Company for up to six months for the amount of the then outstanding aggregate principal amount of the line of credit plus an additional $2 million (up to an aggregate of $20 million). In consideration for the bridge loan and pursuant to a fee letter agreement dated July 25, 2008 (the “Fee Letter Agreement”), by and between the Company and PPIV, upon the closing of the bridge loan, the Company would pay a commitment fee of $200,000 and issue PPIV additional warrants for the number of shares of Common Stock equal to 33% of the quotient of the aggregate principal amount of the bridge loan extended, divided by $7.00. The Company has agreed to pay PPIV, on the last day of the Bridge Loan Period (defined below), a transaction fee equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the bridge loan during the period beginning on the date the bridge loan is extended through the date the bridge loan is repaid in full or otherwise discharged (the “Bridge Loan Period”) multiplied by (y) the quotient equal to the number of days in the Bridge Loan Period divided by 365 days. If extended, the bridge loan will be secured by substantially all of the assets of the Company and its subsidiaries and will be guaranteed by all direct and indirect domestic subsidiaries of the Company.
Engagement Agreement with Pegasus Capital
     In connection with the acquisition of LPBV, on April 21, 2008 we entered into an Engagement Agreement with Pegasus Capital, the controlling equityholder of LED Holdings. Pursuant to the Engagement Agreement, Pegasus Capital agreed to assist us with the acquisition of LPBV, including our due diligence efforts, for a total fee of $400,000.
Private Placement with LED Holdings
     Pursuant to a Stock Subscription Agreement dated April 22, 2008, by and among us, LED Holdings and PP IV LED LLC and in connection with the acquisition of LPBV, we sold 2,083,333 shares of our common stock to LED Holdings, which beneficially owns approximately 65.4% of our outstanding common stock, for proceeds of $10,000,000. The shares of common stock were issued to LED Holdings at an effective price per share of $4.80 under a pre-existing “follow-on” investment option acquired by LED Holdings in connection with our acquisition of LED Holdings’ business and net assets in October 2007. This follow-on investment option entitled LED Holdings to purchase up to $10,000,000 in shares of our common stock at a 15% discount from the average closing price of the our common stock (as reported on the Over-the-Counter Bulletin Board) for the 30 consecutive trading days immediately prior to the purchase. LED Holdings, however, agreed to decrease such discount from 15% to approximately 5% from the average closing price of our common stock (as reported on the Over-the-Counter Bulletin Board) for the 30 consecutive trading days immediately prior to the purchase, which is reflected in the effective price per share.
Guarantors of Line of Credit
     On June 29, 2006, we entered into agreements with one of our banks to obtain a $2,000,000 line of credit. Amounts due under the line of credit were guaranteed by a group of our then-current directors and stockholders (the “Guarantors”). The amount of the line of credit available for use by us at any point in time was equal to the aggregate value of guarantees that were negotiated between the bank and the Guarantors at that time. Between December 2006 and March 2007, we amended the line of credit to increase the amount available thereunder to up to $2,500,000. At May 28, 2007, Guarantors had provided guarantees for the entire $2,500,000 balance of the line of credit. We also entered into agreements to lease equipment in March 2007. The total value of the leased equipment was $150,000. At May 28, 2007, Guarantors had provided guarantees for the entire amount of the leases.
     The Guarantors of the initial $2,000,000 line of credit included the following current and former directors, officers and stockholders who were issued the respective number of shares of common stock and warrants to purchase common stock:

			Warrant Shares
		Total Value of Debt	to be Issued and
Name of Guarantor	Position	Guaranteed	Common Shares Issued
USGT (1)	Director	$150,000	26,250
Daryl Snadon	Director	200,000	35,000
John Collingwood	Former Director	200,000	35,000
Ronald Lusk	Former Vice Chairman	50,000	8,750
Jerome Hill	Stockholder	100,000	17,500
George Parker Young	Stockholder	50,000	8,750
Phil Lacerte	Stockholder	1,250,000	118,750

TOTAL		$2,000,000	250,000

(1)	Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT.
     The warrants and shares of common stock listed in the table above were issued to the Guarantors during the third quarter of 2006. The warrants have an exercise price of $6.00 per share of common stock and a term of five years.
     In 2007, we issued warrants to the following Guarantors as consideration for providing additional guarantees enabling us to obtain the additional amount available under our line of credit and under the guaranteed equipment deposits:

		Amount of	Warrant Shares to
Name of Guarantor	Position	Guarantees Provided	be Issued
Ronald Lusk	Former Vice Chairman	$275,000	13,750
Phibian S. Trust	Stockholder	75,000	3,750
Phil Lacerte	Stockholder	65,000	3,250
Daryl Snadon	Director	50,000	2,500
Edward Hawes	Stockholder	50,000	2,500
USGT (1)	Director	37,500	1,875
Baron Cass	Stockholder	48,750	2,438
Paul Schlosberg	Stockholder	48,750	2,438

TOTAL		$650,000	32,501

(1)	Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT.
     The above warrants have an exercise price of $6.00 per share and have a term of five years.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and persons who own more than ten percent of our common stock are required by the Securities and Exchange Commission’s regulations to furnish us with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2007, we complied with all Section 16(a) filing requirements applicable to our directors, officers and ten percent stockholders except: Mr. Robert Bachman (2 late filings/4 late transactions); Mr. John Collingwood (1 late filing/3 late transactions); Mr. Stephen Hamilton (1 late filing/1 late transaction); Mr. Donald Harkleroad (2 late filings/4 late transactions); Mr. Ronald Lusk (1 late filing/1 late transaction); Mr. Daryl Snadon (2 late filings/6 late transactions); Mr. Robert Woodson (1 late filing/1 late transaction); Ardsley Advisory Partners (2 late filings/4 late transactions), Mr. Craig Cogut (1 late filing/1 late transaction), Pegasus Capital LLC (1 late filing/1 late transaction), Pegasus Partners IV LP (1 late filing/1 late transaction), Pegasus Investors IV, L.P. (1 late filing/1 late transaction), and Pegasus Investors IV GP, LLC (1 late filing/1 late transaction).
MARKET PRICE OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     Since July 14, 2005, our common stock has been quoted on the Over-the-Counter Bulletin Board, which is a quotation service administered by the National Association of Securities Dealers (NASD). Our trading symbol on the Over-the-Counter Bulletin Board is “LSCG.OB.”
     The Over-the-Counter Bulletin Board is a limited and sporadic trading market. The following table sets forth the range of high and low bid information for our common stock as reported on the OTC Bulletin Board for the first quarter of 2008 and the last two fiscal years. The price information available reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Common Stock	HIGH	LOW
2008
Second Quarter	$7.20	$4.80
First Quarter	10.60	2.55
2007
Fourth Quarter	$10.60	$4.40
Third Quarter	11.40	6.60
Second Quarter	10.40	5.00
First Quarter	8.40	5.80
2006
Fourth Quarter	$9.00	$3.40
Third Quarter	6.40	3.00
Second Quarter	9.60	4.40
First Quarter	13.00	5.80
     The prices above reflect a one-for-twenty reverse stock split of our common stock which took effect on January 25, 2008.
     As of September 16, 2008, there were 28,926,761 shares of common stock outstanding and held of record by approximately 5,500 holders (inclusive of those brokerage firms, clearing houses, banks and other nominee holders, holding common stock for clients, with each such nominee being considered as one holder).
     The last reported sales price of our common stock on the Over-the-Counter Bulletin Board on September 16, 2008 was $2.05 per share.

     Dividends on our common stock may be declared and paid out of funds legally available when and as determined by our Board of Directors. Our Board of Directors plans to continue our policy of holding and investing corporate funds on a conservative basis, retaining earnings to finance the growth of our business. Therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The terms of our 6% convertible preferred stock prohibit us from paying dividends on our common stock unless we have first paid all accrued dividends on the 6% convertible preferred stock and set aside for payment an amount in cash equal to the next two scheduled dividend payments on the 6% convertible preferred stock.
STOCKHOLDERS’ PROPOSALS
     It is currently contemplated that Lighting Science Group’s 2009 Annual Meeting of Stockholders will take place on or about May 15, 2009 and the Company expects to release the Proxy Statement to stockholders on or about April 15, 2008. Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders, and who wishes to have a proposal included in Lighting Science Group’s proxy statement for that meeting, must deliver the proposal to Lighting Science Group’s Assistant Corporate Secretary at Lighting Science Group’s offices in Dallas, Texas, for receipt not later than December 16, 2008. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the Securities and Exchange Commission will be considered untimely after March 1, 2009, but must be filed not earlier than November 11, 2008. All proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and/or bylaws in order to be eligible for inclusion in the proxy statement for that meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     A copy of the annual report on Form 10-K, including the financial statements and the financial statement schedules, may be obtained from us without charge by writing to us at the following address:
Lighting Science Group Corporation
Attn: Assistant Secretary
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
     A record of Lighting Science Group’s activities is also contained in the enclosed 2007 Annual Report to stockholders.

By Order of the Board of Directors,
/s/ Govi Rao

Govi Rao
Chairman of the Board of Directors

APPENDIX A
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
LIGHTING SCIENCE GROUP CORPORATION
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
(Effective as of September 11, 2008)

LIGHTING SCIENCE GROUP CORPORATION
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
     Section 1. Purpose.
     The purpose of the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Lighting Science Group Corporation, a Delaware corporation, and any successor thereto (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein. Effective as of September 11, 2008, this Plan amends and restates in its entirety the Lighting Science Group Corporation 2005 Equity-Based Compensation Plan, which was approved by the Company’s stockholders effective as of September 1, 2005.
     Section 2. Definitions.
     For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
     (a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.
     (b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.
     (c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.
     (d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
     (e) “Board” means the Company’s Board of Directors.
     (f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.
     (g) “Change in Control” means the first to occur after the date this Plan is adopted by the Board of any of the following events:
(i)	The acquisition or the completion of a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)3 or 14(d)(2)

of the Exchange Act) (each, a “Person”), of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or
(ii)	A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing provisions of this Section 2(g), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under section 409A of the Code and the regulations or other guidance issued thereunder.
     (h) “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.
     (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (j) “Committee” means the Compensation Committee of the Board or a committee of two or more directors designated by the Board to administer this Plan or portions hereof; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code, and (iii) “independent” under any applicable listing requirements. Notwithstanding anything to the contrary herein, the Board shall have the authority to designate a separate committee of two or more directors to administer and grant awards under this Plan to members of the Board, and in the event such separate committee has been designated, any references to “Committee” contained herein shall be deemed to include such separate committee.
     (k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.
     (l) “Disability” means, as determined by the Board in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board. Notwithstanding the foregoing provisions of this Section 2(l), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under section 409A of the Code and the regulations or other guidance issued thereunder.
     (m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock.
     (n) “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan (however, in the case of ISOs, only to the extent permitted under applicable law).
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
     (p) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.
     (q) “Fair Market Value” means, for a particular day:
(i)	if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefore are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)	if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefore are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).
For all purposes hereunder, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse, and without regard to any control premiums or discounts, or that such shares of Stock would represent a minority interest in the Company. Notwithstanding anything to the contrary contained in this Plan or in any applicable Award agreement, as of any particular day, Fair Market Value shall be determined, for purposes of Incentive Stock Option grants, in accordance with the requirements of section 422 of the Code (and the regulations issued thereunder), and for purposes of grants of any Awards intended to be in compliance with section 409A of the Code, in accordance with section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provisions thereto.
     (r) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.
     (s) “Limited SAR” means a right granted to a Participant under Section 6(g) hereof.
     (t) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.
     (u) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(o) hereof.
     (v) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.
     (w) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive a cash payment or Stock based upon performance criteria specified by the Committee.

     (x) “Phantom Stock” means a right, granted to a Participant under Section 6(l) hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.
     (y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code, and “independent” within the meaning of any applicable listing requirements.
     (z) “Restricted Stock” means Stock granted to a Participant under Section 6(k) hereof, that is subject to certain restrictions and to a risk of forfeiture.
     (aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.
     (bb) “Rule 701” means Rule 701, promulgated by the Securities and Exchange Commission under the Securities Act, as from time to time in effect and applicable to the Plan and Participants.
     (cc) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
     (dd) “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.
     (ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(f) hereof.
     (ff) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, stock possessing more than 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or more than 50% of the total value of shares of all classes of stock of such corporation, and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, more than 50% of the total combined equity interests of such organization.
     Section 3. Administration.
               (a) Authority of the Committee
          This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock or any combination thereof that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final, binding and conclusive on all persons.
               (b) Manner of Exercise of Committee Authority
          At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.
               (c) Limitation of Liability
          The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
     Section 4. Stock Subject to Plan.
               (a) Overall Number of Shares Available for Delivery
          Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, from inception, is 5,000,000, 100% of which may be granted as Incentive Stock Options.
               (b) Application of Limitation to Grants of Awards
          No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
               (c) Availability of Shares Not Delivered under Awards
          Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.
               (d) Stock Offered
          The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.
     Section 5. Eligibility; Per Person Award Limitations.
     Awards may be granted under this Plan only to Eligible Persons. In each fiscal year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards relating to more than 500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and in the case of Awards the value of which is not directly related to the value of the Stock, Awards the value of which at the time of payment exceeds $500,000.
     Section 6. Specific Terms of Awards.
               (a) Grant of Awards; Performance-Based Compensation; Section 409A
          Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award. The Committee shall retain full power and discretion to accelerate, waive, amend or modify, at any time, any term or condition of an Award or an Award agreement that is not mandatory under this Plan; provided, that, notwithstanding anything to the contrary contained in the Plan:
(i)	To the extent that the Committee determines on the grant date that an Award shall qualify as “other performance-based compensation” for purposes of section 162(m) of the Code, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to fail to qualify as “other performance-based compensation”; and

(ii)	It is intended that all Awards be exempt from the application of section 409A of the Code. Accordingly, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code.
               (b) Options
          The Committee is authorized to grant Options to Participants on the terms and conditions set forth in Sections 6(c), (d) and (e) hereof.
               (c) Exercise Price
          Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant.
               (d) Time and Method of Exercise
          The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(k). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of such of exercise in accordance with the applicable law.
               (e) ISOs
               The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.
               (f) Stock Appreciation Rights
          The Committee is authorized to grant SARs to Participants on the terms and conditions set forth in Sections 6(g), (h), (i) and (j) hereof.
               (g) Right to Payment
          An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (ii) the Fair Market Value of one share of Stock on the date of grant.
               (h) Rights Related to Options
          A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(h)(ii). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:
(i)	A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(ii)	Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:
1.	the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

2.	the number of shares as to which that Stock Appreciation Right has been exercised.
               (i) Right Without Option

               A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:
(i)	Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(ii)	Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(iii)	Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

(iv)	Each Stock Appreciation Right shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:
(a)	the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

(b)	the number of shares as to which the Stock Appreciation Right has been exercised.
               (j) Terms
               The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs, which may only be exercised in connection with a Change in Control or other event as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(j), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.
               (k) Restricted Stock
          The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions

Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Forfeiture

Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to

Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock

Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits

As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(l)	Phantom Stock
               The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified vesting period, subject to the following terms and conditions:
(i)	Vesting and Settlement

A Participant shall vest in an Award of Phantom Stock upon expiration of the vesting period specified by the Committee, which vesting conditions may be based on the achievement of performance goals and/or future service requirements. As soon as reasonably practicable after the lapse of the vesting period and before the later of (x) the end of the calendar year which includes the date on which the vesting period lapsed and (y) the 15th day of the third calendar month following the date on which the vesting period lapsed, the Company shall deliver Stock or cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture

Upon termination of employment during the applicable vesting period (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to vesting shall be forfeited; provided that, subject to Sections 6(a)(ii) and 6(a)(iii), the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii)	Dividend Equivalents

At the date of grant, the Committee shall specify that Dividend Equivalents, if any, on the specified number of shares of Stock covered by an Award of Phantom Stock be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically deemed reinvested in additional Phantom Stock covered by the Award.
               (m) Bonus Stock and Awards in Lieu of Obligations
               The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements; provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act and from coverage under section 409A of the Code. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.
               (n) Dividend Equivalents
               The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except Dividend Equivalents deemed reinvested in Phantom Stock pursuant to Section 6(l)(iii), Dividend Equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board declares the dividend.
               (o) Other Stock-Based Awards
               The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock and Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards; provided, that any Award granted under this Section 6(o) shall satisfy the requirements for exemption from the application of section 409A of the Code, and the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(o) shall be purchased for such consideration (which shall not be less than Fair Market Value), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(o).
     Section 7. Certain Provisions Applicable to Awards.
               (a) Stand-Alone, Additional, Tandem, and Substitute Awards
               Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.
               (b) Term of Awards
               The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).
               (c) Form and Timing of Payment under Awards

               Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and shall be made in a single payment or transfer. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such acceleration would not cause such Award to violate the requirements of section 409A of the Code. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
               (d) Exemptions from Section 16(b) Liability
               It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).
               (e) Non-Competition Agreement
               Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.
     Section 8. Performance and Annual Incentive Awards.
               (a) Performance Conditions
               The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.
               (b) Performance Awards Granted to Designated Covered Employees
          If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).
(i)	Performance Goals Generally

The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; and (11) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii)	Individual Performance Criteria

The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iv)	Performance Period; Timing for Establishing Performance Goals

Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period (the “Performance Period”) of at least 12 months and up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(v)	Performance Award Pool

The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) and (iii) hereof during the Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(vi)	Settlement of Performance Awards; Other Terms

After the end of each Performance Period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the date on which the Performance Period has lapsed and the Committee has made a determination under clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the Performance Period has lapsed and the Committee has made such determination and (y) the

15th day of the third calendar month following the date on which the Performance Period has lapsed and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Performance Award, if any. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.
               (c) Annual Incentive Awards Granted to Designated Covered Employees
          If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).
(i)	Annual Incentive Award Pool

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)	Potential Annual Incentive Awards

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)	Payout of Annual Incentive Awards

After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. As soon as reasonably practicable after the date on which the fiscal year has ended and the Committee has made a determination under Clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the fiscal year has ended and the Committee has made such determination and (y) the 15th day of the third calendar month following the date on which the fiscal year has ended and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Annual Incentive Award, if any. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.
               (d) Written Determinations
          All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
               (e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code
          It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     Section 9. Recapitalization or Reorganization.
               (a) Existence of Plans and Awards
          The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
               (b) Subdivision or Consolidation of Shares
          The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:
(i)	If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)	If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)	Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv)	Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
               (c) Corporate Restructuring
               If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control the Committee, shall fully accelerate the forfeiture provisions associated with all outstanding Awards and, acting in its sole discretion without the consent or approval of any holder, effect one of the following alternatives with respect to Options: (1) accelerate the time at which all Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company of all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) allow for the conversion of Options into options to purchase a security of a successor to the Company.
               (d) Change in Control Price
               The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any such merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
               (e) Non-Option Awards
          In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
               (f) Additional Issuances
          Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
               (g) Restricted Stock Awards
          Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, all Stock awarded to the holder pursuant to a Restricted Stock Award shall fully vest and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.
     Section 10. General Provisions.
               (a) Transferability
(i)	Permitted Transferees

The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)	Domestic Relations Orders

An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)	Other Transfers

Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)	Effect of Transfer

Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)	Procedures and Restrictions

Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefore in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)	Registration

To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.
               (b) Taxes
               The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
               (c) Changes to this Plan and Awards
               The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or

Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.
               (d) Limitation on Rights Conferred under Plan
               Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
               (e) Unfunded Status of Awards
               This Plan is intended to constitute an “unfunded” plan for certain incentive awards.
               (f) Nonexclusivity of this Plan
               Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
               (g) Payments in the Event of Forfeitures; Fractional Shares
               Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
               (h) Severability
               If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

               (i) Compliance with Legal and Exchange Requirements.
               The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Stock issuable thereunder) (i) that shall lapse because of such postponement or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.
               (j) Governing Law
               All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any choice of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
               (k) Conditions to Delivery of Stock
               Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Phantom Stock Award payable in Stock, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award or Phantom Stock Award payable in Stock, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.
               (l) Headings and Captions
               The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.
               (m) Plan Effective Date
          This Plan has been adopted by the Board effective as of September 11, 2008.

LIGHTING SCIENCE GROUP CORPORATION
2100 MCKINNEY AVE., SUITE 1515
DALLAS, TEXAS 75201
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE ANNUAL MEETING ON OCTOBER 2, 2008
     The undersigned hereby constitutes and appoints Govi Rao and Stephen Hamilton, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Lighting Science Group Corporation held of record by the undersigned on September 16, 2008, at the Annual Meeting of Stockholders to be held at Lighting Science Group’s New Jersey location, 120 Hancock Lane, Westampton, New Jersey, on Thursday, October 2, 2008, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated September 17, 2008 and the proxy statement accompanying such notice.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
LIGHTING SCIENCE GROUP CORPORATION
October 2, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:				2.	Proposal to approve the Amendments to the 2005 Equity-Based Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Robert Bachman David Bell		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Donald Harkleroad Richard Kelson
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	Govi Rao Bonnie Reiss Daryl Snadon Richard Weinberg

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL OF THE AMENDMENTS TO THE 2005 EQUITY-BASED COMPENSATION PLAN, AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •
The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

					PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

To change the address on your account, please check the box at right and Indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
LIGHTING SCIENCE GROUP CORPORATION
October 2, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■	20830000000000000000 4	100208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert Bachman
		¡	David Bell
		¡	Donald Harkleroad
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Richard Kelson
		¡	Govi Rao
		¡	Bonnie Reiss
☐	FOR ALL EXCEPT	¡	Daryl Snadon
	(See instructions below)	¡	Richard Weinberg

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Amendments to the 2005 Equity-Based Compensation Plan.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL OF THE AMENDMENTS TO THE 2005 EQUITY-BASED COMPENSATION PLAN, AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■